Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of [*], 2024 by and between the undersigned stockholder (the “Holder”), Alps Global Holding Pubco, a Cayman Islands exempted company (“Pubco”) and Globalink Investment Inc., a Delaware corporation (the “Parent”) and GL Sponsor LLC, in the capacity as the Parent representative (the “Parent Representative”).

A. Parent, Pubco, Alps Life Sciences Inc, a Cayman Islands exempted company (the “Alps Holdco”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Merger Sub”), and certain other parties thereto, entered into an Amended and Restated Merger Agreement dated as of May 20, 2024 (the “Merger Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

B. Pubco is an entity newly formed for the purposes of the merger of Parent with and into Pubco (the “Reincorporation Merger”), in which Pubco will be the surviving company, in accordance with the Merger Agreement.

C. Concurrently therewith or immediately after the Reincorporation Merger, Merger Sub will merge with and into Alps Holdco (the “Merger”, the Reincorporation Merger and the Merger are collectively referred to as the “Mergers”), with Alps Holdco being the surviving company (the “Surviving Company”) and a wholly-owned subsidiary of Pubco, in accordance with the Merger Agreement.

D. Upon provision of written notification by the Seller Representative (as defined in the Merger Agreement): (i) the definition of “Parent” under this Agreement shall be automatically replaced and substituted to mean Pubco; and (ii) references to Parent Common Stock shall mean Pubco’s ordinary shares into which the Parent Common Stock will convert upon the effective date of the Reincorporation Merger in accordance with the terms of the Merger Agreement.

E. [The Holder is the record and/or beneficial owner of certain shares of Alps Holdco Ordinary Shares, which will be exchanged for Reincorporation Merger Surviving Company Ordinary Shares pursuant to the Merger Agreement.]1 [The Holder is an Identified Parent Stockholders and the holder of certain shares of Parent Common Stock.]2

F. As a condition of, and as a material inducement for the Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Subject to this Section 1 and Section 3 below, during the Lock-Up Period, the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-Up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-Up Shares (any of the foregoing, a “Prohibited Transfer”).

1 For Company shareholders.

2 For Parent stockholders.

(b) In furtherance of the foregoing, during the Lock-Up Period, Pubco shall (i) place a stop order on all the Lock-Up Shares, including those which may be covered by a registration statement, and (ii) notify Pubco’s transfer agent in writing of the stop order and the restrictions on the Lock-Up Shares under this Agreement and direct Pubco’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-Up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The term “Lock-Up Period” (i) (w) with respect to one hundred percent (100%) of the Lock-Up Shares, the date from the Closing until the last date that is six (6) months after the date of the Closing, (x) with respect to ninety percent (90%) of the Lock-Up Shares, the 1st day of the 7th month from the Closing until the date that is nine (9) months after the date of the Closing, (y) with respect to seventy percent (70%) of the Lock-Up Shares, the 1st day of the 10th month from the Closing until the date that is twelve (12) months after the date of the Closing, (z) with respect to forty percent (40%) of the Lock-Up Shares, the 1st day of the 13th month from the Closing until the date that is fifteen (15) months after the date of the Closing, or (ii) if sooner, the date after the Closing on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property. For the avoidance of doubt, no Lock-up Shares shall be subject to the terms of this Agreement from and after the date that is fifteen (15) months after the date of the Closing.

2. Beneficial Ownership. [The Holder hereby represents and warrants that as of the date of this Agreement, it, he or she does not beneficially own, directly or through its, his or her nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any ordinary shares of Pubco, or any economic interest in or derivative of such shares, other than those ordinary shares of Pubco issued pursuant to the Merger Agreement (“Merger Shares”) or shares that it, he or she may acquire through the PIPE Financing. For purposes of this Agreement, the Merger Shares beneficially owned by the Holder, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, are collectively referred to as the “Lock-Up Shares” (for the avoidance of doubt, Lock-Up Shares shall not include ordinary shares of Pubco acquired by such Holder in open market transactions or PIPE Shares).]3 [The Holder hereby represents and warrants that as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital equity of Pubco, or any economic interest in or derivative of such equity, other than those shares of capital equity of Pubco specified on the signature page hereto (“the Lock-Up Shares”); for the avoidance of doubt, Lock-Up Shares shall not include ordinary shares of Pubco acquired by such Holder in open market transactions or PIPE Shares.]4

3 For Company shareholders.

4 For Parent stockholders.

3. Permitted Transfers. Notwithstanding the foregoing, and subject to the conditions below, a Prohibited Transfer will not include, and the undersigned may transfer Lock-Up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings) or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order, (e) transfers to Pubco’s officers, directors or their affiliates, (f) transfers as a dividend or distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Holder, (g) pledges of Lock-Up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder, provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers, (h) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Pubco; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement, (i) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period, (j) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase ordinary shares of Pubco or the vesting of share-based awards; and (k) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase ordinary shares of Pubco; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (f) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including the restrictions set forth in Section 1) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

4. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Alps Holdco, its legal counsel, or any other person.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein to be issued in connection with the Merger Agreement, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Pubco, to:

Alps Global Holding Pubco
Unit E-18-01 & E-18-02 Level 18
Icon Tower (East)
No. 1 Jalan 1/68F, Jalan Tun Razak
50400 Kuala Lumpur
Wilayah Persekutuan, Malaysia
Attn:	Dr. Tham Seng Kong; Low Wei Sim; Christie Elizabeth
E-mail:	drtham@alpsmedical.com; amanda@alpsmedical.com; christie@alpsmedical.com if to Parent prior to the Closing:

Globalink Investment Inc.
200 Continental Drive, Suite 401
Newark, Delaware, 19713
Attn:	Say Leong Lim
E-mail:	slim@globalinkinvestment.com

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Attention:	Ying Li, Esq; Guillaume de Sampigny, Esq.
E-mail:	yli@htflawyers.com; gdesampigny@htflawyers.com

If to the Parent Representative:

GL Sponsor LLC
1180 Avenue of the Americas, 8th Floor,
New York, NY 10036.
Attn:	Ng Yan Xun
E-mail:	glsponsor.jerryng@gmail.com

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Attention:	Ying Li, Esq; Guillaume de Sampigny, Esq.
E-mail:	yli@htflawyers.com; gdesampigny@htflawyers.com

if to the Holder, to the address set forth on the Holder’s signature page hereto.

7. Termination of Merger Agreement. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

8. Enumeration and Headings; Interpretation. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

9. Counterparts. This Agreement may be executed in facsimile (including by email in pdf) and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

10. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Pubco and its successors and assigns.

11. No Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, that Parent and Alps Holdco are express third party beneficiaries of this Agreement and shall have the rights to enforce this Agreement against the parties hereto prior to the Closing.

12. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13. Amendment and Waivers. This Agreement may be amended or modified, or any provision hereof waived, by written agreement executed by each of the parties hereto (including prior to the Closing, Alps Holdco, Parent and Pubco). No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16. Dispute Resolution. Section 13.15, 13.16 and 13.17 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

17. Governing Law. Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

18. Entire Agreement; Controlling Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Globalink Investment Inc.

By:
Name:
Title:

Alps Global Holding Pubco

By:
Name:
Title:

GL Sponsor LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Number of Lock-Up Shares:

[Signature Page to Lock-Up Agreement]